Exhibit (h)(1)

                           CO-ADMINISTRATION AGREEMENT

         THIS AGREEMENT, made as of the 1st day of October, 2001, by and among First American Strategy Funds, Inc., a Minnesota corporation (the "Fund"), U.S. Bancorp Piper Jaffray Asset Management, Inc., a Delaware corporation ("PJAM"), and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company ("MFS" and, together with PJAM, the "Administrator").

         WHEREAS, the Fund is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares of Common Stock; and

         WHEREAS, the Fund desires the Administrator to provide, and the Administrator is willing to provide, administrative and other services as set forth herein to such portfolios of the Fund as the Fund and the Administrator may agree ("Portfolios") and as listed on Schedule A attached hereto and made a part of this Agreement, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Administrator hereby agree as follows:

         ARTICLE 1. Retention of the Administrator. The Fund hereby retains the Administrator to act as the administrator of the Portfolios and to furnish the Portfolios with the administrative and other services set forth in Article 2 below. The Administrator hereby accepts such employment to perform the duties set forth below.

         The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way and shall not be deemed an agent of the Fund.

         ARTICLE 2. Administrative Services. For the compensation set forth in Schedule A hereto, the Administrator shall perform, or supervise the performance by others of, administrative and other services as set forth herein in connection with the operations of the Portfolios. The Administrator is authorized to appoint and compensate from its resources one or more other entities to perform such services on a subcontracted basis in connection with the operations of the Portfolios. If the Administrator appoints one or more other entities to perform services called for by this Agreement on a subcontracted basis as aforesaid, the Administrator nevertheless shall remain liable to the Fund and the Portfolios for the acts and omissions of such other entities as if the Administrator itself performed such services. The Administrator shall promptly notify the Fund of any persons appointed on a subcontracted basis pursuant to this provision.

         In addition, on behalf of the Fund, the Administrator will conduct relations with custodians, depositories, accountants, the Fund's legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Portfolios' operations and, at the request of the Fund's Board of Directors, will investigate and assist in the selection of such service providers.

                  (A) Administrative and Accounting Services. The Administrator shall provide the Fund with regulatory reporting, fund accounting and related portfolio accounting services, all necessary office space, equipment, personnel, compensation and facilities (including facilities for Shareholders' and Directors' meetings) for handling the affairs of the Portfolios and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Fund's Board of Directors, the Administrator shall make reports to the Fund's Directors concerning the performance of its obligations hereunder including such activities as are set forth on Exhibit A hereto, as amended by agreement of the parties from time to time. Without limiting the generality of the foregoing, the Administrator, under the supervision of the Fund's Board of Directors, shall:

                  o calculate Fund expenses and control all disbursements for the Fund, and as appropriate, compute the Fund's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

                  o assist outside Fund counsel with preparation of prospectuses, statements of additional information, registration statements and proxy materials;

                  o prepare such reports, applications and documents (including reports regarding the sale and redemption of shares as may be required in order to comply with Federal and state securities law) as may be necessary or desirable to register the Fund's shares with state securities authorities, monitor sale of Fund shares for compliance with state securities laws, and file with the appropriate securities authorities the registration statements and reports for the Fund and the Fund's shares and all amendments thereto, as may be necessary or convenient to register and keep effective the Fund and the Fund's shares with state securities authorities to enable the Fund to make a continuous offering of its shares;

                  o prepare communications to shareholders, including the annual and semi-annual reports to shareholders, coordinate mailing prospectuses, notices, proxy statements, proxies and other reports to Fund shareholders, and supervise and facilitate the solicitation of proxies solicited by the Fund for all shareholder meetings, including the tabulation process for shareholder meetings;

                  o prepare, negotiate, and administer contracts on behalf of the Fund with, among others, the Fund's distributor, subject to any approvals or reapprovals by the Fund's Board of Directors required by applicable law or Board procedures;

                  o maintain the Fund's general ledger and prepare the Fund's financial statements, including expense accruals and payments, determine the net asset value of the Fund's assets and of the Fund's shares, and provide for the payment of dividends and other distributions to shareholders;

                  o calculate performance data of the Fund and the Portfolios for dissemination to information services covering the investment company industry;

                  o coordinate and supervise the preparation and filing of the Fund's tax returns;

                  o examine and review the operations and performance of the various organizations providing services to the Fund or any Portfolio directly or on a subcontracted basis as provided for herein and, at the request of the Fund's Board of Directors, report to the Board on the performance of such organizations;

                  o provide for and coordinate the layout and printing of publicly disseminated prospectuses and the Fund's semi-annual and annual reports to shareholders;

                  o provide internal legal and administrative services as requested by the Fund from time to time;

                  o provide for and coordinate the design, development, and operation of the Fund, including new portfolio and class investment objectives, policies and structure;

                  o provide individuals reasonably acceptable to the Fund's Board of Directors for nomination, appointment, or election as officers of the Fund, who will be responsible for the management of certain of the Fund's affairs as determined by the Fund's Board of Directors;

                  o advise the Fund and its Board of Directors on matters concerning the Fund and its affairs;

                  o obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Fund's Board of Directors;

                  o monitor and advise the Fund and the Portfolios on their registered investment company status under the Internal Revenue Code of 1986, as amended;

                  o perform all administrative services and functions required for the operation of the Fund and each Portfolio to the extent such administrative services and functions are not provided to the Fund or such Portfolio pursuant to the Fund's or such Portfolio's investment advisory agreement, distribution agreement and custodian agreement;

                  o furnish advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Fund and the Administrator shall determine desirable;

                  o prepare and file with the Securities and Exchange Commission the semi-annual reports for the Fund on Form N-SAR and all required notices pursuant to Rule 24f-2; and

                  o organize and coordinate meetings of the Fund's Board of Directors and the committees thereof.

         The Administrator will also perform such other services for the Fund as agreed from time to time at the request of the Fund's Board of Directors, including, but not limited to, performing internal audit examinations; mailing annual reports of the Portfolios; preparing a list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Fund will pay the Administrator's out-of-pocket expenses.

                  (B) Transfer Agency and Dividend Disbursing Services. Subject to the supervision of, and in accordance with procedures established by, the Fund's Board of Directors, MFS agrees to perform the usual and ordinary services of transfer agent and dividend disbursing agent including, without limitation, the following:

                  o receiving for acceptance orders for the purchase of Fund shares, and promptly delivering payment and appropriate documentation therefor to the Fund's custodian;

                  o pursuant to purchase orders, issuing the appropriate number of Fund shares and holding such shares in the appropriate shareholder account;

                  o effecting transfers of Fund shares by the registered owners thereof upon receipt of appropriate instructions;

                  o calculating any sales charges payable by a shareholder on purchases and/or redemptions of Fund shares as such charges are reflected in the Fund's prospectus;

                  o        maintaining all shareholder accounts;

                  o        preparing shareholder meeting lists;

                  o        mailing shareholder reports and prospectuses;

                  o tracking shareholder accounts for Blue Sky and Rule 12b-1 purposes;

                  o withholding taxes on non-resident alien and foreign corporation accounts;

                  o preparing and mailing checks for disbursement of income dividends and capital gains distributions;

                  o preparing and filing U.S. Treasury Department Form 1099 for all shareholders;

                  o preparing and mailing confirmation forms to shareholders and dealers with respect to all purchases, exchanges and liquidations of Fund shares and other transactions in shareholder accounts for which confirmations are required;

                  o recording reinvestments of dividends and distributions in Fund shares;

                  o        recording redemptions and Fund shares;

                  o preparing and mailing checks for payments upon redemption and for disbursements to withdrawal plan holders; and

                  o recording the issuance of shares of the Fund and maintaining pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended, a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. MFS shall also provide and shall notify the Fund in case any proposed issue of shares by the Fund would result in an over issue. In case any issue of Fund shares would result in an over issue, MFS shall refuse to issue such shares and shall not countersign and issue any certificates requested for such shares.

         In addition to and not in lieu of the services set forth above, unless otherwise provided by the Administrator pursuant to the terms of this Agreement, MFS shall perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, shareholder servicing agent, including, but not limited to, mailing proxies, receiving and tabulating proxies, preparing and filing appropriate forms required with respect to dividends and distributions by federal tax authorities for all Fund shareholders, preparing and mailing activity statements for shareholders and providing shareholder account information. MFS may also provide such additional services and functions not specifically described herein as may be mutual agreed to between MFS and the Fund.

         MFS has and will maintain all registrations required under applicable law in order for it to perform such transfer agency services and maintains and will maintain such records as are required under applicable law in connection with the provision of such services.

                  (C) Shareholder Services. The Administrator may provide the Fund with other services to shareholders not otherwise the subject of this Article 2. These shareholder services may include personal services provided to shareholders, such as answering shareholder inquiries regarding a Portfolio and providing reports and other information and services related to the maintenance of shareholder accounts. The Fund hereby also authorizes the Administrator to contract with qualifying broker-dealers, financial institutions and other such entities for the provision of such services to Fund shareholders. Any such arrangements shall be outside any shareholder servicing plans or agreements entered into by the Fund, and the Administrator shall pay the amounts due to such qualifying broker-dealers, financial institutions and other entities under any such arrangements from the Administrator's own resources.

ARTICLE 3.  Allocation of Charges and Expenses.

         (A) The Administrator. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Fund as well as all Directors of the Fund who are officers or employees of the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Fund retained by the Directors of the Fund to perform services on behalf of the Fund.

         (B) The Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund not otherwise allocated herein, including, without limitation, organizational costs, taxes, expenses for outside Fund counsel (including, if applicable, counsel to the Fund's independent directors) and independent auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming shares, the costs of custodial services, the cost of initial and ongoing registration of the shares under

Federal and state securities laws, fees and out-of-pocket expenses of Directors who are not affiliated officers or employees of the Administrator or any affiliated corporation of the Administrator, insurance, interest, brokerage costs, dues and other expenses incident to the Fund's membership in the Investment Company Institute and other like associations, shareholder meetings, corporate reports and reports and notices to shareholders, litigation and other extraordinary or nonrecurring expenses, all fees and charges of investment advisers to the Fund, Rule 12b-1 fees and reasonable reimbursement for out-of-pocket expenses including, without limitation, postage and telephone communications expense. The Administrator shall provide such information to the Board at such times as the Board may reasonably request to enable the Board to monitor such Fund expenses.

ARTICLE 4.  Compensation of the Administrator.

         (A) Administration Fee. For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Fund (for and on behalf of each Portfolio or class of shares thereof, as applicable) shall pay to the Administrator compensation as specified in Schedule A. Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly.

         If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

         (B) Compensation from Transactions. The Fund hereby authorizes any entity or person associated with the Administrator which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

         (C) Survival of Compensation Rates. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         ARTICLE 5. Limitation of Liability of the Administrator. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Article 5, the term

"Administrator" shall include directors, officers, employees and other corporate agents of the Administrator as well as that corporation itself.)

         So long as the Administrator acts in good faith and with due diligence and without negligence, the Fund assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of said administration, transfer agency, and dividend disbursing relationships to the Fund or any other service rendered to the Fund hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

         The Administrator shall indemnify and hold harmless the Fund and each Portfolio from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities arising out of or attributable to any action or failure or omission to act by the Administrator as a result of the Administrator's willful misfeasance, bad faith or negligence.

         In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or hold the Administrator harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund, but failure to do so in good faith shall not affect the rights hereunder.

         The Fund shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and reasonably satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Fund does not elect to assume the defense of a suit, it will reimburse, subject and pursuant to the provisions of this Article 5, the Administrator for the reasonable fees and expenses of any counsel retained by the Administrator.

         The Administrator may apply to the Fund at any time for instructions and may consult outside counsel for the Fund or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

         Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons, other than documents signed or presented by officers, directors, employees and other corporate agents of the Administrator.

         ARTICLE 6. Activities of the Administrator. The services of the Administrator rendered to the Fund are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests.

         ARTICLE 7. Duration of this Agreement. The Term of this Agreement shall be as specified in Schedule A.

         This Agreement shall not be assignable by either party without the written consent of the other party.

         ARTICLE 8. Amendments. This Agreement may be amended by the parties hereto only if such amendment is specifically approved (i) by the vote of a majority of the Directors of the Fund, and (ii) by the vote of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a Board of Directors meeting called for the purpose of voting on such approval.

         ARTICLE 9. Certain Records. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Fund shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Fund and will be made available to or surrendered promptly to the Fund on request.

         In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Fund and follow the Fund's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Fund has agreed to indemnify the Administrator against such liability.

         ARTICLE 10. Definitions of Certain Terms. The terms "interested person" and "affiliated person", when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         ARTICLE 11. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party (a) in the case of notice to the Fund, to the Chair of the Board of Directors of the Fund at the last address furnished by such person or, if the Chair is an affiliated person or interested person of the

Administrator, to the Directors of the Fund who are not such affiliated persons or interested persons at the last addresses furnished by such persons, and (b) in the case of notice to the Administrator, to the last address furnished by the Administrator for such purpose.

         ARTICLE 12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 13. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                       FIRST AMERICAN STRATEGY FUNDS, INC.



                                       By
                                         ---------------------------------------
                                      Name:
                                     Title:

                                       U.S. BANCORP PIPER JAFFRAY ASSET
                                       MANAGEMENT, INC.



                                       By
                                         ---------------------------------------
                                      Name:
                                     Title:

                                       FIRSTAR MUTUAL FUND SERVICES, LLC



                                       By
                                         ---------------------------------------
                                      Name:
                                     Title:

                    AMENDMENT TO CO-ADMINISTRATION AGREEMENT

                          EFFECTIVE AS OF JUNE 5, 2002

         First American Strategy Funds, Inc., a Minnesota corporation ("FASF"), is party to a Co-Administration Agreement with and among U.S. Bancorp Asset Management, Inc. (fka U.S. Bancorp Piper Jaffray Asset Management, Inc.), a Delaware corporation ("USBAM"), and U.S. Bancorp Fund Services, LLC (fka Firstar Mutual Fund Services, LLC), a Wisconsin limited liability company ("USBFS" and together with USBAM, the "Administrator").

WHEREAS, the parties originally entered into a Co-Administration Agreement (the
         "Agreement"), dated October 1, 2001, for the Administrator to provide administrative and other services to FASF and its separate series; and

WHEREAS, the parties have, as of the Effective Date first set forth above, agreed to this Amendment to the Agreement (the "Amendment").

                  THE AGREEMENT IS HEREBY AMENDED AS FOLLOWS:

         1. The Agreement is amended to reflect the following name changes of the Administrator:

                           On December 10, 2001, U.S. Bancorp Piper Jaffray Asset Management, Inc. changed its name to U.S. Bancorp Asset Management, Inc. On January 1, 2002, Firstar Mutual Fund Services, LLC, changed its name to U.S. Bancorp Fund Services, LLC.

         2. Article 2(B) Transfer Agency and Dividend Disbursing Services, is amended to replace references to "MFS" with the "Administrator" as each of USBFS and USBAM may provide transfer agency and dividend disbursing services to FASF and its separate series.


         IN WITNESS WHEREOF, the parties have signed this Amendment, to be effective as of the Effective Date set forth above. All signed copies of this Amendment shall be deemed to be originals.

         FIRST AMERICAN STRATEGY              U.S. BANCORP ASSET MANAGEMENT,
         FUNDS, INC.                          INC.


         BY                                   BY
           -------------------------------      -------------------------------
         NAME:                                NAME:
         TITLE:                               TITLE:
         U.S. BANCORP FUND SERVICES, LLC



         BY
           -------------------------------
         NAME:
         TITLE:

                 SECOND AMENDMENT TO CO-ADMINISTRATION AGREEMENT
--------------------------------------------------------------------------------

                          EFFECTIVE AS OF JULY 24, 2002

         First American Strategy Funds, Inc., a Minnesota corporation (the "Fund"), is party to a Co-Administration Agreement dated October 1, 2001, amended as of June 5, 2002, with and among U.S. Bancorp Asset Management, Inc., a Delaware corporation, ("USBAM") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS" and, together with USBAM, the "Administrator").

         WHEREAS, the parties originally entered into a Co-Administration Agreement (the "Agreement") on October 1, 2001, for the Administrator to provide administrative and other services to the Fund and its separate portfolios ("funds");

         WHEREAS, the parties agreed to an amendment of the Agreement as of June 5, 2002; and

         WHEREAS, the parties have, as of the Effective Date first set forth above, agreed to this Amendment as a result of recent regulatory changes codified under the Understanding and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act").

NOW THEREFORE, the parties agree as follows:

         1. The following sentence shall be added to the last paragraph under Paragraph (B) of Article 2: "Although USBAM and USBFS are both authorized to provide transfer agency and dividend disbursing services for the Fund, USBFS is the named transfer agent for all reporting and record keeping purposes under applicable law."

         2.       Paragraph (D) is added to Article 2 of the Agreement:

         (D) Anti-Money Laundering Compliance Program. USBFS, as named transfer agent for the Fund, has adopted anti-money laundering policies and procedures in compliance with the USA PATRIOT Act, and has developed education programs so that employees understand anti-money laundering guidelines and applicable policies and regulations, and are trained to identify signs of money laundering.

                  USBFS will annually provide to the Board of Directors a copy of its anti-money laundering policy and procedures. USBFS has reasonably designed its anti-money laundering program to detect activities that are indicative of money laundering including, but not limited to, monitoring for:

         o investments in funds made by checks drawn on the account of people unrelated to the owner of the fund owner,
         o frequent wire transfers to or from cash reserve accounts from one bank,

         o frequent purchases of fund shares followed by large redemptions,
         o payments that indicate structuring occurring at another financial institution, such as large amounts of sequentially numbered money orders or travelers checks or cashiers checks in amounts under the $10,000 currency reporting threshold,
         o redemption proceeds wired to unrelated third parties or bank accounts in foreign countries, or
         o transfers to accounts in drug-producing or other high risk countries.

                  These transactions and any other suspicious transactions will be processed in accordance with applicable law, including filing of Suspicious Activity Reports, and filing of any other forms required by applicable regulations.

                  (1) Quarterly Reports. USBFS will report to the Fund Board of Directors, at least quarterly, any forms filed and any compliance exceptions to its Anti-Money Laundering Policy, including resolution of such exceptions. USBFS will also regularly crosscheck Fund shareholder lists against databases of suspected terrorists (Office of Foreign Asset Control or "OFAC hits"), and include a summary of OFAC hits in its quarterly report to the Board of Directors.

                  (2) Inspection. USBFS agrees that federal, state and other self-regulatory organization examiners will have access to information and records relating to any anti-money laundering activities performed by USBFS for the Fund, and USBFS consents to any inspection authorized by law or regulation in connection thereof.

                  (3) Annual Audit. USBFS agrees to an annual independent audit of its anti-money laundering program and also agrees to respond to the Fund's Board of Directors with respect to each recommendation made pursuant to such audit.

         IN WITNESS WHEREOF, the parties have signed this Amendment, to be effective as of the Effective Date set forth above. All signed copies of this Amendment shall be deemed to be originals.

         FIRST AMERICAN STRATEGY              U.S. BANCORP ASSET MANAGEMENT,
         FUNDS, INC.                          INC.


         BY                                   BY
           -------------------------------      -------------------------------
         NAME:                                NAME:
         TITLE:                               TITLE:
         U.S. BANCORP FUND SERVICES, LLC



         BY
           -------------------------------
         NAME:
         TITLE:

                                SCHEDULE A TO THE
                           CO-ADMINISTRATION AGREEMENT
                           DATED AS OF OCTOBER 1, 2001
                           AS AMENDED JUNE 5, 2002 FOR
                       FIRST AMERICAN STRATEGY FUNDS, INC.


PORTFOLIOS:     This Agreement shall apply to each of the separately managed portfolios of First American Strategy Funds, Inc., either now or hereafter created (collectively, the "Portfolios").

FEES:           ADMINISTRATION, SHAREHOLDER SERVICING AND INSTITUTIONAL TRANSFER
                AGENCY FEES
                Pursuant to Article 4, the Fund, for and on behalf of each Portfolio (or class of shares within each Portfolio, as applicable), shall pay the Administrator compensation for services rendered to each Portfolio, calculated daily and paid monthly at the annual rates set forth in the following table and based on net assets of all open-end First American mutual funds for which the Administrator provides services under this Agreement or any similar agreement ("Complex-Wide Assets"):

                         -------------------------------------------------------
                         COMPLEX-WIDE ASSETS                     FEE
                            (IN BILLIONS)                     (PER ANNUM)
                         -------------------------------------------------------
                         First $8 billion                       25.0 bp
                         -------------------------------------------------------
                         Next $17 billion                       23.5 bp
                         -------------------------------------------------------
                         Next $25 billion                       22.0 bp
                         -------------------------------------------------------
                         Assets over $50 billion                20.0 bp
                         -------------------------------------------------------
                         Complex-Wide Assets at the end of each day are first applied to the above fee schedule. Each Portfolio is charged a fee (calculated and accrued daily and paid monthly) equal to such gross number (the number calculated under the first sentence of this paragraph) times a fraction, the numerator of which is the assets within such Portfolio and the denominator of which is the Complex-Wide Assets.

                The fees in this table (the "Fee Table") are comprised of the following components, which shall be calculated for each Portfolio (or class thereof) as follows:

                Administration Fees. The Fee Table reflects administrative fees calculated in accordance with the following schedule:

                         -------------------------------------------------------
                                                            ADMINISTRATION
                         COMPLEX-WIDE ASSETS               FEE PER PORTFOLIO
                            (IN BILLIONS)                     (PER ANNUM)
                         -------------------------------------------------------
                         First $8 billion                       10 bp
                         -------------------------------------------------------
                         Next $17 billion                       9.25 bp
                         -------------------------------------------------------
                         Next $25 billion                       8.5 bp
                         -------------------------------------------------------
                         Assets over $50 billion                7.5 bp
                         -------------------------------------------------------
                         Complex-Wide Assets at the end of each day are first applied to the above fee schedule. Each Portfolio is charged an administrative fee (calculated and accrued daily and paid monthly) equal to such gross


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                         number (the number calculated under the first sentence
                         of this paragraph) times a fraction, the numerator of which is the assets within such Portfolio and the denominator of which is the Complex-Wide Assets.

                Shareholder Servicing Fees. The Fee Table also reflects shareholder servicing fees for each Class of shares within each Portfolio calculated in accordance with the following schedule:

                         -------------------------------------------------------
                                                   CLASS A, B & C   Class S & Y
                                                     SHAREHOLDER    SHAREHOLDER
                         COMPLEX-WIDE ASSETS        SERVICING FEE  SERVICING FEE
                            (IN BILLIONS)            (PER ANNUM)    (PER ANNUM)
                         -------------------------------------------------------
                         First $8 billion             15 bp           10 bp
                         -------------------------------------------------------
                         Next $17 billion            14.25 bp        9.25 bp
                         -------------------------------------------------------
                         Next $25 billion            13.5 bp         8.5 bp
                         -------------------------------------------------------
                         Assets over $50 billion     12.5 bp         7.5 bp
                         -------------------------------------------------------
                         Complex-Wide Assets at the end of each day are first applied to the fee schedule above applicable to the applicable share class within each Portfolio. Each share class is then charged a shareholder servicing fee (calculated and accrued daily and paid monthly) equal to such gross number (the number calculated under the first sentence of this paragraph) times a fraction, the numerator of which is the assets within such share class and the denominator of which is the Complex-Wide Assets.

                Institutional Transfer Agency Fees. The Fee Table also reflects institutional transfer agency fees paid by Class D, I, S and Y Shares of each Portfolio (as applicable) of 5 basis points per annum (calculated and accrued daily and paid monthly) on the net assets attributable to each such Class of shares. These fees reimburse the administrator for the costs of the sub-transfer agency systems relating to the trust and other fiduciary accounts owning such Classes of shares.

                TRANSFER AGENCY AND DIVIDEND DISBURSING CHARGES In addition to the fees set forth in the Fee Table, the Fund (on behalf of each share class of each Portfolio) shall pay the Administrator the following fees for transfer agency and dividend disbursing services:

                Annual CUSIP Fee:                    $18,500 per CUSIP per year
                Open Account Fees:
                o  Internal Accounts                 $9.00 per account per year
                o  Third Party/External Accounts     $15.00 per account per year
                o  IRA Accounts                      $15.00 per account per year
                o  Certificate processing                      N/A

                Closed Account Fees:
                o  Internal Accounts                           N/A
                o  Third Party/External Accounts     $3.50 per account per year


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                The aggregate amount of such fees for transfer agency and
                dividend disbursing services shall be allocated among all Portfolios within the Fund (on behalf of each share class of each Portfolio) on a pro rata basis based upon relative net assets.

TERM: Pursuant to Article 7, the term of this Agreement, unless sooner terminated as specified under the heading "Termination" below, shall commence on October 1, 2001 and shall remain in effect through June 30, 2002. On July 1, 2002 and on July 1 of each year thereafter (each, an "Extension Date"), this Agreement shall be automatically extended for successive one-year periods if the Administrator has met or exceeded at least 90% of the Service Standards on a cumulative basis during the prior year ending on Extension Date and only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act. Calculation of compliance with the Service Standards will be measured monthly, and reported to the Board of Directors of the Fund quarterly, as a fraction, the numerator of which is the number of Service Standard events that were met in such month and the denominator of which is the number of Service Standard events to be completed for such month ("Service Level Percentage"). The Administrator will calculate the compliance percentage, and Ernst & Young will review such calculation, on a quarterly basis. Any disagreements will be reported to the Fund's Board of Directors for resolution, in the Board's good faith judgment.

TERMINATION:    The Administration Agreement will be terminable for the
                Portfolios by delivery to the Administrator of written notice:
                (i) for any reason on six months prior written notice to the Administrator; (ii) in the event of the Administrator's bankruptcy or insolvency; (iii) in the event of a conviction of the Administrator for corporate criminal activity; (iv) if in any consecutive six-month period, the average cumulative Service
                Level Percentage is less than 50%; or (v) if the Administrator has materially failed to perform its responsibilities as administrator under this Agreement, and such material failure has not been cured within 45 days after written notice is received by the Administrator specifying the nature of the failure. The Administration Agreement may terminated by the Administrator for any reason on six months prior written notice to the Fund.

Agreed to and accepted by the undersigned effective as of June 5, 2002.

FIRST AMERICAN STRATEGY              U.S. BANCORP FUND SERVICES, LLC
FUNDS, INC.


By                                   By
  -------------------------------      -------------------------------
Name:                                Name:
Title:                               Title:

                                     U.S. BANCORP ASSET
                                     MANAGEMENT, INC.


                                       By
                                       -------------------------------
                                      Name:
                                     Title: